UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549



                                     FORM 8-K



                                  CURRENT REPORT



                           Pursuant to Section 13 of the

                          Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  July 25, 1996



                      Sears Receivables Financing Group, Inc.
                (Exact name of registrant as specified in charter)



   Delaware                    33-79186-01            Not Applicable
(State of                  (Commission File           (IRS Employer
Organization)                      Number)       Identification No.)


c/o Sears Receivables Financing Group, Inc.
    3711 Kennett Pike                             19807
    Greenville, Delaware                        (Zip Code)
(Address of principal executive offices)



Registrant's Telephone Number, including area code:  (302) 888-3176

Former name, former address and former fiscal year, if changed since last report: Not Applicable

Item 5.         Other Events

                 On July 31, 1996, the registrant made available to investors a Prospectus Supplement, dated July 25, 1996, and Prospectus, dated July 25, 1996, with respect to the issuance of $500,000,000 aggregate principal amount of Series 1996-3 7.00% Class A Credit Card Pass-Through Certificates and $22,500,000 aggregate principal amount of Series 1996-3 7.10% Class B Credit Card Pass-Through Certificates of Sears Credit Account Master Trust II, pursuant to the Pooling and Servicing Agreement, dated as of July 31, 1994, as amended, between Sears Receivables Financing Group, Inc., ("SRFG"), as Seller, Sears, Roebuck and Co., ("Sears"), as Servicer and The First National Bank of Chicago, ("Trustee") as Trustee, and the Series Supplement, to be dated as of August 6, 1996, for Series 1996-3 between SRFG, Sears and Trustee. A copy of the Prospectus Supplement is attached as
Exhibit 99-1.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


Exhibit 99.1 Prospectus Supplement dated July 25, 1996, with respect to the 7.00% Class A Credit Card Pass-Through Certificates and the 7.10% Class B Credit Cass Pass-Through Certificates of Sears Credit Account Master Trust II, Series 1996-3.


                             SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              Sears Credit Account Master Trust II
                                        (Registrant)


                              By:  Sears Receivables Financing
                                   Group, Inc.




Date:  July 25, 1996          By:  /S/Gary D. Farrar
                                   Vice President, Administration

                              EXHIBIT INDEX



Exhibit 99.1 Prospectus Supplement dated July 25, 1996, with respect to the 7.00% Class A Credit Card Pass-Through Certificates and the 7.10% Class B Credit Cass Pass-Through Certificates of Sears Credit Account Master Trust II, Series 1996-3.